FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	James Anderson, 312/822-7757
Sarah Pang, 312/822-6394	Derek Smith, 312/822-6612
David Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES SECOND QUARTER 2013 RESULTS:

•	NET OPERATING INCOME OF $204 MILLION

•	P&C NET WRITTEN PREMIUM GROWTH OF 7%

•	BOOK VALUE PER SHARE EX AOCI OF $43.81, AN INCREASE OF 3% FOR THE YEAR

•	OPERATING ROE OF 6.9%

•	QUARTERLY DIVIDEND OF $0.20 PER SHARE
CHICAGO, July 29, 2013 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2013 results, which included net operating income of $204 million, or $0.75 per share, and net income of $194 million, or $0.72 per share. Property & Casualty Operations' combined ratio for the second quarter was 101.5%.
CNA Financial also declared a quarterly dividend of $0.20 per share, payable August 28, 2013 to stockholders of record on August 12, 2013.

	Results for the Three Months Ended June 30 (a)		Results for the Six Months Ended June 30 (a)
($ millions, except per share data)	2013	2012	2013	2012
Net operating income	$204	$152	$435	$378
Net income	194	166	444	416

Net operating income per diluted share	0.75	0.56	1.61	1.40
Net income per diluted share	0.72	0.62	1.64	1.54

	June 30, 2013	December 31, 2012	Change

Book value per share	$44.29	$45.71	(3)%
Book value per share excluding AOCI	43.81	42.62	3%

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion of this measure.

Property & Casualty Operations' net operating income was $258 million for the second quarter of 2013 as compared with $163 million in the prior year quarter. This increase was primarily due to higher net investment income, improved current accident year underwriting results and a settlement benefit of $30 million after-tax related to workers' compensation residual market litigation. These favorable items were partially offset by lower favorable net prior year development, including unfavorable development of $23 million after-tax recorded in response to New York workers' compensation legislation. Net written premiums grew 7% year over year, driven by the acquisition of Hardy and increased rates across both CNA Specialty and CNA Commercial.
Net operating results for our non-core segments decreased $43 million as compared with the prior year quarter. The Life & Group Non-Core segment was adversely affected by unfavorable morbidity in our long term care business, driven by an increase in claim volume.
Pretax net investment income increased to $578 million for the second quarter of 2013 as compared with $470 million in the prior year quarter. The increase was primarily driven by limited partnership investment results. Fixed maturity securities income decreased due to the effect of investing at lower interest rates, partially offset by a higher invested asset base.
Net realized investment losses were $10 million for the second quarter of 2013 as compared with net realized investment gains of $14 million for the prior year quarter, driven by lower realized investment gains on sales of securities, partially offset by lower other-than-temporary impairment losses recognized in earnings.
Property & Casualty Operations
“We are pleased to see the impact of our efforts clearly reflected in this quarter's results. Our second quarter and year-to-date P&C accident year loss ratios ex cats and development improved 2.9 and 2.4 points respectively over prior periods. In addition, rate continues to be strong and we are delivering top line growth,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation.
“We are also pleased that Standard & Poor's recently announced that it had upgraded CNA's financial strength ratings to A with a stable outlook. This improves our competitive position and validates the work we have done to enhance our financial strength. We are encouraged by our progress yet realize that we have more work to do to improve CNA's earnings power.”

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
Net written premiums	$1,720	$1,607	$3,496	$3,215
NWP growth (% year over year)	7%	3%	9%	3%
Net operating income	$258	$163	$515	$434

Loss ratio	68.4%	67.9%	67.9%	68.2%
Effect of catastrophe impacts	(3.9)	(4.4)	(3.2)	(3.2)
Effect of development-related items	—	3.9	1.0	3.1
Loss ratio excluding catastrophes and development	64.5%	67.4%	65.7%	68.1%

Combined ratio	101.5%	101.7%	101.5%	101.8%
Combined ratio excluding catastrophes and development	97.6%	101.2%	99.3%	101.7%

Business Operating Highlights
CNA Specialty

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
Net written premiums	$756	$718	$1,559	$1,483
NWP growth (% year over year)	5%	5%	5%	4%
Net operating income	$148	$106	$288	$238

Loss ratio	60.6%	62.2%	62.4%	64.2%
Effect of catastrophe impacts	(0.7)	(0.4)	(0.5)	(0.3)
Effect of development-related items	5.9	5.3	4.5	3.6
Loss ratio excluding catastrophes and development	65.8%	67.1%	66.4%	67.5%

Combined ratio	90.4%	94.4%	92.7%	95.8%
Combined ratio excluding catastrophes and development	95.6%	99.3%	96.7%	99.1%

•
Net written premiums increased $38 million for the second quarter of 2013 as compared with the prior year quarter. This increase was primarily driven by increased rate. Average rate increased 7% for the second quarter of 2013 as compared with an increase of 5% for the prior year quarter for the policies that renewed in each period. Retention of 84% and 86% was achieved in each period.

•
Net operating income increased $42 million for the second quarter of 2013 as compared with the prior year quarter. This increase was primarily due to higher net investment income and improved underwriting results.

•
The combined ratio improved 4.0 points for the second quarter of 2013 as compared with the prior year quarter. The loss ratio improved 1.6 points, due primarily to an improved current accident year loss ratio. The expense ratio improved 2.4 points, primarily due to the impact of lower expenses and a higher net earned premium base.

CNA Commercial

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
Net written premiums	$826	$889	$1,744	$1,732
NWP growth (% year over year)	(7)%	1%	1%	1%
Net operating income	$112	$57	$237	$196

Loss ratio	76.5%	72.9%	74.1%	71.8%
Effect of catastrophe impacts	(7.1)	(8.0)	(5.8)	(5.6)
Effect of development-related items	(3.4)	2.8	(1.0)	2.6
Loss ratio excluding catastrophes and development	66.0%	67.7%	67.3%	68.8%

Combined ratio	111.7%	108.1%	109.3%	107.2%
Combined ratio excluding catastrophes and development	101.2%	102.9%	102.5%	104.2%

•
Net written premiums decreased $63 million for the second quarter of 2013 as compared with the prior year quarter. This decrease was primarily driven by underwriting actions taken in certain business classes, including a transfer of $44 million of in-force business. These underwriting actions were partially offset by continued strong rate increases. Average rate increased 9% for the second quarter of 2013, as compared with an increase of 7% for the prior year quarter for the policies that renewed in each period. Retention of 75% and 77% was achieved in each period.

•
Net operating income increased $55 million for the second quarter of 2013 as compared with the prior year quarter. This increase was primarily due to higher net investment income, the settlement benefit of $30 million and improved current accident year underwriting results. These favorable items were partially offset by unfavorable net prior year development in 2013, which includes $23 million after-tax recorded for workers' compensation in response to legislation related to the New York Fund for Reopened Cases. The legal settlement benefit is reflected within Other revenues and is not included in the combined ratio.

•
The combined ratio increased 3.6 points for the second quarter of 2013 as compared with the prior year quarter. The loss ratio increased 3.6 points, primarily due to unfavorable net prior year development, including a 4.2 point impact related to the workers' compensation legislation discussed above, partially offset by an improved current accident year loss ratio.

Hardy

	Results for the Three Months Ended June 30	Results for the Six Months Ended June 30
($ millions)	2013	2013
Net written premiums	$138	$193
Net operating loss	(2)	(10)

Loss ratio	53.9%	51.5%
Effect of catastrophe impacts	—	—
Effect of development-related items	(17.4)	(10.0)
Loss ratio excluding catastrophes and development	36.5%	41.5%

Combined ratio	98.4%	101.6%
Combined ratio excluding catastrophes and development	81.0%	91.6%

•	Hardy, a specialized Lloyd's of London underwriter, was acquired on July 2, 2012.

•
Net written premiums were $138 million for the second quarter of 2013. Average rate decreased 1% for the second quarter of 2013 for the policies that renewed in the period. Retention of 64% was achieved in the period.

•
Results for the second quarter of 2013 included pretax unfavorable net prior year development of $14 million primarily related to 2011 catastrophe events, including the Thailand floods and the New Zealand Lyttelton earthquake. The net prior year development included $2 million of unfavorable premium development.

•	The combined ratio excluding catastrophes and prior year development was 81.0% for the second quarter of 2013. The loss ratio was adversely affected by unfavorable development, as discussed above.

Life & Group Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
Operating revenues	$346	$356	$695	$693
Total claims, benefits and expenses	424	373	796	760
Net operating income (loss)	(36)	3	(36)	(16)

•
Net operating results decreased $39 million for the second quarter of 2013 as compared with the prior year quarter. This decrease was primarily due to unfavorable morbidity in our long term care business, driven by an increase in claim volume, and a gain on a life settlement contract in 2012.

Corporate & Other Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
Operating revenues	$9	$9	$19	$23
Total claims, benefits and expenses	36	27	85	81
Net operating loss	(18)	(14)	(44)	(40)

•
Net operating loss increased $4 million for the second quarter of 2013 as compared with the prior year quarter. Both periods benefited from releases of previously established allowances for uncollectible amounts arising from changes in estimates. For the second quarter of 2013, results were positively affected by $6 million related to the release of an allowance established for officer notes receivable. For the second quarter of 2012, results were positively affected by $13 million related to the release of an allowance established for uncollectible reinsurance receivables. Both periods also benefited from a modest amount of favorable reserve development.

Net Operating Income (Loss)

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$148	$106	$288	$238
CNA Commercial	112	57	237	196
Hardy	(2)		(10)
Total P&C Operations	258	163	515	434
Life & Group Non-Core	(36)	3	(36)	(16)
Corporate & Other Non-Core	(18)	(14)	(44)	(40)
Total	$204	$152	$435	$378
Net Income (Loss)

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$144	$112	$286	$250
CNA Commercial	104	65	232	211
Hardy	(2)		(9)
Total P&C Operations	246	177	509	461
Life & Group Non-Core	(36)	6	(27)	(5)
Corporate & Other Non-Core	(16)	(17)	(38)	(40)
Total	$194	$166	$444	$416
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$1,295	$1,186	$2,612	$2,459
CNA Commercial	950	964	1,910	1,851
Hardy	147		254
Total P&C Operations	$2,392	$2,150	$4,776	$4,310
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2013	2012	2013	2012
CNA Specialty	$756	$718	$1,559	$1,483
CNA Commercial	826	889	1,744	1,732
Hardy	138		193
Total P&C Operations	$1,720	$1,607	$3,496	$3,215

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 427-9376, or for international callers, (719) 457-2645. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through August 5, 2013 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 9095270. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Definition of Reported Segments
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
Hardy, a specialized Lloyd's of London underwriter, was acquired on July 2, 2012. Through Lloyd's Syndicate 382, Hardy underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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